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                        [LETTERHEAD OF SIDLEY & AUSTIN]

                                                                     EXHIBIT 5.1
                                                                     -----------

                                 June 13, 1996



Metromail Corporation
360 East 22nd Street
Lombard, Illinois  60148

Ladies and Gentlemen:

          We refer to the Registration Statement on Form S-1 (File No. 333-2042) (the "Registration Statement") filed by Metromail Corporation, a Delaware corporation (the "Company"), with the Securities and Exchange Commission ("Commission") under the Securities Act of 1933, as amended (the "Securities Act"), on March 7, 1996, as amended by Amendment No. 1 filed with the Commission on April 17, 1996, Amendment No. 2 filed with the Commission on May 16, 1996, Amendment No. 3 filed with the Commission on June 6, 1996 and Amendment No. 4 filed with the Commission on the date hereof (collectively, and as the same may be further amended, the "Registration Statement"), relating to the registration of 13,800,000 shares of Common Stock, $.01 par value (the "Shares"), of the Company with a proposed maximum aggregate offering price of $20.50 per share.

          We are familiar with the proceedings to date with respect to the proposed issuance and sale of the Shares and have examined such records, documents and questions of law, and satisfied ourselves as to such matters of fact, as we have considered relevant and necessary as a basis for this opinion.
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Metromail Corporation

June 13, 1996
Page 2


          Based on the foregoing, we are of the opinion that the Shares will be legally issued, fully paid and non-assessable when (i) the Registration Statement, as finally amended, shall have become effective under the Securities Act; (ii) the Company's Board of Directors or a duly authorized committee thereof shall have duly adopted final resolutions authorizing the issuance and sale of the Shares as contemplated by the Registration Statement; and (iii) certificates representing the Shares shall have been duly executed, countersigned and registered and duly delivered to the purchasers thereof against payment of the agreed consideration therefor.

          We do not find it necessary for the purposes of this opinion to cover, and accordingly we express no opinion as to, the application of the securities or blue sky laws of the various states or the District of Columbia to the sale of the Shares.

          This opinion is limited to the General Corporation Law of the State of Delaware.

          We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to all references to our Firm included in or made a part of the Registration Statement.

                               Very truly yours,

                               /s/ Sidley & Austin